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                                                                     EXHIBIT 5.1

                                 October 8, 1998

USDATA Corporation
2435 North Central Expressway
Richardson, TX 75080-2722

Gentlemen:

         I have acted as counsel to USDATA Corporation (the "Company"), and I am delivering this opinion in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to an aggregate of 773,910 shares of Common Stock of the Company, $.01 par value per share (the "Shares"), issuable upon the exercise of outstanding options or other awards that may be granted in the future under the Company's Amended and Restated 1994 Equity Compensation Plan (the "Plan").

         In this connection, I have reviewed the Company's Certificate of Incorporation, its Bylaws, resolutions of its Board of Directors and stockholders, and such other documents and corporate records as I have deemed appropriate in the circumstances. My opinion is limited solely to matters governed by the laws of the State of Delaware and the federal laws of the United States of America.

         Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission.

         This opinion is rendered to you in connection with the above-referenced Registration Statement and may be relied on by you only in connection therewith. No other person may rely on this opinion. This opinion may not be quoted by you or any other person without my prior written consent.

         My rendering of this opinion to you does not obligate me to render any further opinion to you or to update this opinion at any time in the future.

                                                  Very truly yours,

                                                  /s/ James A. Ounsworth

                                                   James A. Ounsworth
                                                   Corporate Counsel